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Exhibit 99.1

HYPERSPACE COMMUNICATIONS, INC.,
2001 EQUITY INCENTIVE PLAN

        1.    Establishment, Purpose and Term of Plan.

          1.1    Establishment.    The Hyperspace Communications, Inc. 2001 Equity Incentive Plan (the "Plan") is hereby established effective as of February 28, 2001

          1.2    Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group (as defined below) and its stockholders by providing an incentive to attract and retain persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

          1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board (as defined below) or the date on which all of the shares of Stock (as defined below) available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Grants awarded under the Plan have lapsed. However, all Grants (as defined below) shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly ratified by the stockholders of the Company (as defined below).

        2.    Definitions and Construction.

          2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

            (a)   "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, the term "Board" as used herein means such Committee(s).

            (b)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (c)   "Committee" means the compensation committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

            (d)   "Company" means Hyperspace Communications, Inc., a Colorado corporation, or any successor corporation thereto.

            (e)   "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

            (f)    "Director" means a member of the Board or of the board of directors of any other Participating Company.

            (g)   "Disability" means the inability of the Grantee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Grantee's position with the Participating Company Group because of the sickness or injury of the Grantee.

            (h)   "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

            (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (j)    "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole and absolute discretion, subject only to the following:

              (i)    If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

              (ii)   If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

            (k)   "Grant" means the award under and subject to the Plan, made to any eligible person, of (i) an Option (as defined below) or (ii) Restricted Stock (as defined below).

            (l)    "Grant Agreement" means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of the Option or Restricted Stock granted to the Grantee and any shares acquired upon the acceptance of such Grant or the exercise of such Option. A Grant Agreement may consist of a form of "Notice of Grant" and a form of "Grant Agreement" incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

            (m)  "Grantee" means a person who has been granted one or more Grants.

            (n)   "Incentive Stock Option" means an Option intended to be (as set forth in the Grant Agreement and Notice of Grant) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

            (o)   "Insider" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

            (p)   "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Grant Agreement and Notice of Grant) or which does not qualify as an Incentive Stock Option.

            (q)   "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

            (r)   "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (s)   "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

            (t)    "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

            (u)   "Restricted Stock" means Stock subject to restrictions under the Grant Agreement or the Plan requiring such Stock to be redelivered to the Company if specified conditions are not satisfied. The Conditions to be satisfied in connection with any Grant of Restricted Stock, including but not limited to, the terms upon which such Restricted Stock must be redelivered to the Company, the purchase price, if any, of such Restricted Stock, and any further restrictions on sale or transfer of such Restricted Stock, shall be determined by the Board, in its sole and absolute discretion, subject only to the terms of the Plan.

            (v)   "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

            (w)  "Securities Act" means the Securities Act of 1933, as amended.

            (x)   "Service" means a Grantee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Grantee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders Service to the Participating Company Group or a change in the Participating Company for which the Grantee renders such Service, provided that there is no interruption or termination of the Grantee's Service. Furthermore, a Grantee's Service with the Participating Company Group shall not be deemed to have terminated if the Grantee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Grantee's Service shall be deemed to have terminated unless the Grantee's right to return to Service with the Participating Company Group is guaranteed by statute, contract, or resolution of the Board. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Grantee's Grant Agreement. The Grantee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Grantee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Grantee's Service has terminated and the effective date of such termination.

            (y)   "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

            (z)   "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            (aa) "Ten Percent Owner Grantee" means a Grantee who, at the time a Grant is awarded to the Grantee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

          2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3.    Administration.

          3.1    Administration by the Board.    The Plan shall be administered by the Board. All questions of interpretation of the Plan, the Notice of Grant, the Grant Agreement, or of any

  Grant shall be determined by the Board in its sole and absolute discretion and such determinations shall be final and binding upon all persons having an interest in the Plan or any Grant.

          3.2    Authority of Officers.    Any officer of a Participating Company, duly authorized by the Board, shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which responsibility is allocated to the Board or the Company herein, provided the officer has actual authority with respect to such matter, right, obligation, determination or election.

          3.3    Powers of the Board.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

            (a)   to determine the persons to whom, and the time or times at which, Grants shall be awarded and the number of shares of Stock to be subject to each Grant;

            (b)   to designate Grants as grants of Options or Restricted Stock, or any combination thereof;

            (c)   to designate Options granted pursuant to any Grant as Incentive Stock Options or Nonstatutory Stock Options;

            (d)   to determine the Fair Market Value of shares of Stock or other property;

            (e)   to determine the terms, conditions and restrictions applicable to each Grant (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price or purchase price relevant to any Grant, (ii) the method of payment for shares purchased in connection with the Grant, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Grant, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability or effective date of the Grant or the vesting of any shares acquired in connection therewith, (v) the time of the expiration of the Grant, (vi) the effect of the Grantee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Grant or the underlying Stock not inconsistent with the terms of the Plan;

            (f)    to approve one or more forms of Grant Agreement;

            (g)   to approve one or more forms of Notice of Grant;

            (h)   to amend, modify, extend, cancel or renew any Grant or to waive any restrictions or conditions applicable to any Grant or any shares acquired upon the exercise thereof;

            (i)    to accelerate, continue, extend or defer the exercisability of any Grant or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Grantee's termination of Service with the Participating Company Group;

            (j)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be awarded Grants; and

            (k)   to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Grant Agreement and to make all other determinations and take such other actions with respect to the Plan or any Grant as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.4    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.5    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        4.    Shares Subject to Plan.

          4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 871,619 and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Grant for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of a Grant subject to a Company repurchase option or right of first refusal, and such shares of Stock are subsequently repurchased by the Company at the Grantee's exercise or grant price, then such shares of Stock allocable to the unexercised portion of such Grant or such repurchased shares of Stock shall again be available for issuance under the Plan.

          4.2    Adjustments for Changes in Capital Structure.    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Grants and in the exercise price per share of any outstanding Grants. If a majority of the shares which are of the same class as the shares that are subject to outstanding Grants are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Grants to provide that such Grants are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Grants shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

        5.    Eligibility and Grant Limitations.

          5.1    Persons Eligible for Grants.    Grants may be awarded only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Grants are awarded in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Grant.

          5.2    Grant Restrictions.    Any person who is not an Employee on the effective date of a Grant to such person may be granted only Nonstatutory Stock Options or Restricted Stock under such Grant. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

          5.3    Fair Market Value Limitation.    To the extent that Grants of Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Grantee for the first time during any calendar year for stock having a Fair Market Value (determined as of the effective date of the Grant) greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Grantee may designate which portion of such Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

        6.    Terms and Conditions of Grants.

        Grants shall be evidenced by Grant Agreements and Notices of Grant specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Grant or purported Grant shall be a valid and binding obligation of the Company unless evidenced by a fully executed Grant Agreement and Notice of Grant. Grant Agreements and Notices of Grant may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1    Exercise Price.    The exercise price for each Grant, if any, shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of the grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Grantee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

          6.2    Exercisability and Term of Grants.    Grants shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board, in its sole discretion, and set forth in the Grant Agreement and Notice of Grant evidencing such Grant; provided, however, that (a) no Grant shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Grant, (b) no Incentive Stock Option granted to a Ten Percent Owner Grantee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the Grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

          6.3    Payment of Exercise Price.

            (a)   Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Grant shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of stock owned by the Grantee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Grant (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) provided that the Grantee is an Employee and in the Company's sole discretion at the time the Grant is exercised, by delivery of the Grantee's promissory note in a form approved by the Company for the aggregate exercise price, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Grant Agreement described in Section 7, or by other means, award Grants which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

            (b)   Limitations on Forms of Consideration.

              (i)    Tender of Stock. Notwithstanding the foregoing, a Grant may not be exercised by tender to the Company, or attestation to the ownership, of shares of stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's Stock. Unless otherwise provided by the Board, a Grant may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Grantee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

              (ii)   Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Grants by means of a Cashless Exercise.

              (iii)  Payment by Promissory Note. No promissory note shall be permitted if the exercise of a Grant using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Grant is exercised. The Board shall have the authority to permit or require the Grantee to secure any promissory note used to exercise a Grant with the shares of Stock acquired upon the exercise of the Grant or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Grantee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          6.4    Tax Withholding.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of a Grant, or to accept from the Grantee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Grant or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Grantee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company arising in connection with the Grant or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the

  Grant Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Grantee.

          6.5    Repurchase Rights.    Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and transfer restrictions as determined by the Board in its sole discretion at the time the Grant is awarded. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Grantee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          6.6    Effect of Termination of Service.

            (a)   Grant Exercisability. Subject to earlier termination of the Grant as otherwise provided herein and unless otherwise provided by the Board in the Notice of Grant and set forth in the Grant Agreement, a Grant shall be exercisable after a Grantee's termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

              (i)    Disability. If the Grantee's Service with the Participating Company Group terminates because of the Disability of the Grantee, the Grant, to the extent unexercised and exercisable on the date on which the Grantee's Service terminated, may be exercised by the Grantee (or the Grantee's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Grantee's Service terminated, but in any event no later than the date of expiration of the Grant's term as set forth in the Grant Agreement evidencing such Grant (the "Grant Expiration Date").

              (ii)   Death. If the Grantee's Service with the Participating Company Group terminates because of the death of the Grantee, the Grant, to the extent unexercised and exercisable on the date on which the Grantee's Service terminated, may be exercised by the Grantee's legal representative, or other person who acquired the right to exercise the Grant by reason of the Grantee's death, at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Grantee's Service terminated, but in any event no later than the Grant Expiration Date. The Grantee's Service shall be deemed to have terminated on account of death if the Grantee dies within three (3) months (or such other period of time as determined by the Board, in its discretion) after the Grantee's termination of Service.

              (iii)  Other Termination of Service. If the Grantee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Grant, to the extent unexercised and exercisable by the Grantee on the date on which the Grantee's Service terminated, may be exercised by the Grantee at any time prior to the expiration of three (3) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Grantee's Service terminated, but in any event no later than the Grant Expiration Date.

            (b)   Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of a Grant within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 10 below, the Grant shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Grantee is notified by the Company that the Grant is exercisable, but in any event no later than the Grant Expiration Date.

            (c)   Extension if Grantee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Grant would subject the Grantee to suit under Section 16(b) of the Exchange Act, the Grant shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Grantee would no longer be subject to such suit, (ii) three (3) months following the day of the Grantee's termination of Service (or such longer period of time as determined by the Board, in its discretion), or (iii) the Grant Expiration Date.

          6.7    Transferability of Grants.    During the lifetime of the Grantee, a Grant shall be exercisable only by the Grantee or the Grantee's guardian or legal representative. No Grant shall be assignable or transferable by the Grantee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Grant Agreement evidencing such Grant, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.

        7.    Standard Forms of Grant Agreement; Notice of Grant.

          7.1    Grant Agreement; Notice of Grant.    Unless otherwise provided by the Board at the time the Grant is awarded, a Grant shall comply with and be subject to the terms and conditions set forth in the form of Grant Agreement and Notice of Grant approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2    Authority to Vary Terms.    The Board shall have the authority, in its sole and absolute discretion, from time to time to vary the terms of any standard form of Grant Agreement and Notice of Grant described in this Section 7 either in connection with the grant or amendment of an individual Grant or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised, or amended standard form or forms of Grant Agreement and Notice of Grant are not inconsistent with the terms of the Plan.

        8.    Change in Control.

          8.1    Definitions.

            (a)   An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

            (b)   A "Change in Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          8.2    Effect of Change in Control on Grants.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding Grants or substitute for outstanding Grants substantially equivalent Grants for the Acquiring Corporation's stock. Any Grants which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of a Grant prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Grant Agreement evidencing such Grant except as otherwise provided in such Grant Agreement.

        9.    Provision of Information.

        Each Grantee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

        10.    Compliance with Securities Law.

        The award of Grants and the issuance of shares of Stock upon exercise of Grants shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Grants may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Grant may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Grant be in effect with respect to the shares issuable upon exercise of the Grant or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Grant may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain approval from any regulatory body having jurisdiction or authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite approval shall not have been obtained. As a condition to the exercise of any Grant, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        11.    Termination or Amendment of Plan.

        The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Grant unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Grant without the consent of the Grantee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

        12.    Stockholder Approval.

        The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the "Authorized Shares") shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption of the Plan by the Board. Grants granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

PLAN HISTORY

February 16, 2001	Board adopts Plan, with an initial reserve of 15,000,000 shares.
February 16, 2001	Stockholders approve Plan, with an initial reserve of 15,000,000 shares.
February 20, 2001	Board amends Plan, to increase reserve to 20,000,000 shares.
February 20, 2001	Stockholders approve Plan amendment increasing reserve to 20,000,000 shares.
July 17, 2004	Board amends Plan, to decrease reserve to 871,619 shares.
July 17, 2004	Stockholders approve Plan amendment decreasing reserve to 871,619 shares.

QuickLinks

  Exhibit 99.1
HYPERSPACE COMMUNICATIONS, INC., 2001 EQUITY INCENTIVE PLAN